UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2006

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Explanatory Note

Pinnacle Entertainment, Inc. (“Pinnacle”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 24, 2006 (the “Original 8-K”) to update certain disclosures included therein under Item 5.02.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously reported in the Original 8-K, Timothy J. Parrott notified Pinnacle of his intent to resign as a member of the board of directors of Pinnacle. At the time the Original 8-K was filed, the effective date of Mr. Parrott’s resignation from the board of directors had not been established. Pinnacle is filing this Amendment No. 1 in connection with Mr. Parrott’s written notice to Pinnacle on August 30, 2006 that the effective date of his resignation would be August 31, 2006. Mr. Parrott’s decision to resign is not related to any disagreement with Pinnacle or its management on any matter relating to its operations, policies or practices.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)

Date: August 31, 2006	By:	/S/ JOHN A. GODFREY
John A. Godfrey
Executive Vice President, Secretary and General Counsel